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                                                                     Exhibit 2.3
                            AGREEMENT OF AFFILIATES
                            -----------------------



     THIS AGREEMENT OF AFFILIATES (the "Agreement") is made as of January 14, 1998, between the undersigned officers, directors and stockholders (the "Affiliates") of Heritage Financial Services, Inc. ("Heritage"), and First Midwest Bancorp, Inc. ("Acquiror"), for the purpose of inducing Acquiror and First Midwest Acquisition Corporation to enter into an Agreement and Plan of Merger (the "Merger Agreement") with Heritage. Capitalized terms used in this Agreement, and not otherwise defined, have the meanings ascribed to them in the Merger Agreement.

     1. So long as the Merger Agreement has not been terminated, in consideration of the Merger, the parties agree as follows:

     (a) Each Affiliate, as an individual, shall use all reasonable efforts to cause the Merger Agreement to be adopted by the shareholders of Heritage and consummated according to its terms.

     (b) Each Affiliate agrees to cause all shares of capital stock of Heritage ("Heritage Shares") owned by him or her or with respect to which he or she shall have the sole right to vote, and to use all reasonable efforts to cause shares with respect to which he or she shall share the right to vote, to be voted in favor of the approval of the Merger and the adoption of the Merger Agreement; provided, however, that this provision shall not apply to any Heritage Shares held by an Affiliate as a trustee or in any other comparable fiduciary capacity.

     (c) Each Affiliate agrees that until the Merger is consummated or abandoned pursuant to the Merger Agreement, he or she shall not, without Acquiror's written consent, voluntarily sell or dispose of any Heritage Shares owned or controlled by him or her or solicit, invite, negotiate, discuss or enter into any agreement concerning any Acquisition Transaction. Acquiror's written consent shall not be unreasonably withheld in the event of a disposition by gift to a charity or to a family member of the Affiliate made for estate planning purposes and not to avoid the restrictions hereof, or in the event of a disposition necessary to discharge a fiduciary duty as a trustee or comparable fiduciary capacity; provided such transferee agrees to be bound by the terms and conditions of this Agreement.

     2. This Agreement may be executed in multiple counterparts at different times by Acquiror and different Affiliates, each of which shall be an original, but all of which together constitute one and the same agreement. This Agreement, including each of its counterparts, shall be effective with respect to additional Affiliates as, when, and if executed by Acquiror and such additional Affiliates. Neither Acquiror's nor any Affiliate's rights or obligations under this Agreement
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are contingent upon the execution of this Agreement by any other Affiliate and this Agreement shall be binding only with respect to each signatory to this Agreement and any of its counterparts.

     3. This Agreement sets forth the entire agreement and understanding between Acquiror and the Affiliates in respect of the transactions contemplated by this Agreement and supersedes all prior agreements, arrangements, and understandings relating to the subject matter hereof.

     4. This Agreement shall continue in effect until the Merger is consummated or the Agreement is terminated in accordance with its terms.

     IN WITNESS WHEREFORE, each of the undersigned Affiliates has executed this Agreement in his or her individual capacity as of the date first written above.

RICHARD T. WOJCIK                       FREDERICK J. SAMPIAS
------------------------------          ------------------------------
Richard T. Wojcik                       Frederick J. Sampias

RONALD P. GROCBE                        JOHN T. GALLAGHER
------------------------------          ------------------------------
Ronald P. Grocbe                        John T. Gallagher

LEAL W. MATHIS                          JACK PAYAN
------------------------------          ------------------------------
Lael W. Mathis                          Jack Payan

ARTHUR E. SIELOFF                       JOHN L. STERLING
------------------------------          ------------------------------
Arthur E. Sieloff                       John L. Sterling

CHESTER STRANCZEK                       ARTHUR G. TICHENOR
------------------------------          ------------------------------
Chester Stranczek                       Arthur G. Tichenor

DOMINICK J. VELO                        JOHN E. BARRY
------------------------------          ------------------------------
Dominick J. Velo                        John E. Barry

PAUL A. ECKROTH
------------------------------
Paul A. Eckroth                         Carl C. Greer, individually and as
                                        President of Martin Marketing and as
                                        Voting Trustee under a Voting Trust
                                        Agreement, dated December 31, 1985, as
                                        amended on December 31, 1995

                                        First Midwest Bancorp, Inc.


                                        By: DONALD J. SWISTOWICZ
                                            -------------------------------
                                            Its Executive Vice President

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